UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

___________
Date of Report:
March 16, 2011
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MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 23, 2010, Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), and NGAS Resources, Inc., a British Columbia corporation (“NGAS”), entered into an Arrangement Agreement, pursuant to which the Company will acquire all of the issued and outstanding equity of NGAS by way of a court-approved plan of arrangement under British Columbia law (the “NGAS Acquisition”).  Additional information regarding the NGAS Acquisition is described in the Company’s Current Report on Form 8-K filed on December 30, 2010, and in the accompanying exhibits thereto.

Pursuant to the Arrangement Agreement and as a condition to the Company’s obligation to consummate the NGAS Acquisition, NGAS agreed that it and its subsidiary, NGAS Production Co., would amend the existing gas gathering and sales agreements with Seminole Energy Services, LLC and Seminole Gas Company, L.L.C. (collectively, “Seminole”).  On March 10, 2011, the Company, NGAS, NGAS Production Co., NGAS Gathering, LLC, NGAS Gathering II, LLC and Seminole entered into an Omnibus Agreement (the “Omnibus Agreement”) pursuant to which the parties thereto agreed to, among other things, amend the existing gas gathering and sales agreements and certain additional related agreements among NGAS, NGAS Production Co. and Seminole  (collectively, the “Gas Gathering Agreements”).  The effectiveness of the amendments to the Gas Gathering Agreements (the “Amendments”) is conditioned upon the closing of the NGAS Acquisition (the “Closing”).  Upon effectiveness of the Amendments, NGAS Production Co. and its affiliates will generally be entitled to a reduction in the gas gathering fees for all throughput volumes from existing and future wells in the dedicated Appalachian reserve area for the life of the existing agreements.  In addition, NGAS Production Co. will receive an increased monthly operating fee for the operation of the Appalachian gathering system.

Under the Omnibus Agreement, as consideration for the parties to enter into the Amendments, at and subject to the occurrence of the Closing, the Company has agreed to pay Seminole $10.275 million (the “Consideration”). The Consideration is payable, at the Company’s sole discretion, in either cash or restricted shares of the Company’s common stock (the “Restricted Shares”), or any combination thereof.  The value of any Restricted Shares will be based on the volume weighted average price of the Company’s common stock on the New York Stock Exchange for the 20 consecutive trading days prior to the date of the Closing.  The issuance of the Restricted Shares is expected to be undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(2) promulgated thereunder.  After the Closing, the Company will file a resale registration statement covering any Restricted Shares issued to Seminole as satisfaction of the Consideration.

The Omnibus Agreement provides that as additional consideration for the parties to enter into the Amendments, the Company, NGAS and their respective affiliates have agreed to spend, subject to the occurrence of the Closing, a minimum of $20 million in annual drilling commitments for new wells in the Appalachian reserve area (which is covered by the Gas Gathering Agreements) during both 2011 and 2012, with a 15% penalty on any annual shortfall.  In addition, the Company also granted Seminole an option to acquire a 50% ownership interest in the Company’s Marcellus gas processing plant, which is currently under construction and is expected to be completed in the latter part of 2011.  In the event Seminole does not exercise such right by April 15, 2011, the Company has agreed to pay Seminole $300,000 in cash subject to the occurrence of the Closing or a termination of the Arrangement Agreement as a result of the Company’s material breach of the terms and conditions contained therein.  NGAS Production, Co. also agreed to cancel approximately $6.8 million in promissory note installments payable by Seminole from its purchase of NGAS’ Appalachian gathering system in 2009, at and subject to the Closing.

The Omnibus Agreement and the Amendments will terminate in the event that the Arrangement Agreement is terminated prior to the Closing or if the Closing does not occur by April 30, 2011 (each, a “Termination Event”).  If a Termination Event occurs due to a material breach by the Company of its representations and warranties or covenants under the Arrangement Agreement, the Company has agreed to pay Seminole its reasonable, properly documented out of pocket costs and expenses incurred in connection with the negotiation, preparation and execution of the Amendments.

The foregoing summary of the Omnibus Agreement and the Amendments does not purport to be complete and is subject to and qualified in its entirety by the text of the Omnibus Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference, including the forms of the Amendments which are included as exhibits to the Omnibus Agreement.

Item 3.02.  Unregistered Sales of Equity Securities.

The information described in Item 1.01 regarding the Restricted Shares is hereby incorporated by reference into this Item 3.02.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Omnibus Agreement, dated as of March 10, 2011, by and among Magnum Hunter Resources Corporation, NGAS Resources, Inc., NGAS Production Co., NGAS Gathering, LLC. Seminole Energy Services, L.L.C., Seminole Gas Company, L.L.C. and NGAS Gathering II, LLC.*

*
Portions of this exhibit are subject to a request for confidential treatment and have been omitted in reliance on Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  The confidential portions have been submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: March 16, 2011	/s/ Gary C. Evans
Gary C. Evans,
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Omnibus Agreement, dated as of March 10, 2011, by and among Magnum Hunter Resources Corporation, NGAS Resources, Inc., NGAS Production Co., NGAS Gathering, LLC. Seminole Energy Services, L.L.C., Seminole Gas Company, L.L.C. and NGAS Gathering II, LLC.*

*
Portions of this exhibit are subject to a request for confidential treatment and have been omitted in reliance on Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  The confidential portions have been submitted separately to the Securities and Exchange Commission.